Exhibit 24 POWER OF ATTORNEY The undersigned hereby constitutes and appoints Horacio E. Gutierrez, Jolene E. Negre, Chakira H. Gavazzi, Carla J. Silva and Karen W. Young, and each of them, the undersigned’s true and lawful attorneys-in-fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), to: (1) prepare and execute for and on behalf of the undersigned, with respect to The Walt Disney Company, a Delaware corporation (the “Company”), Forms 3, 4, and 5, and any amendments to any such forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; (2) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules, and other documents with the United States Securities and Exchange Commission (the “SEC”) via EDGAR, including: (i) preparing, executing and submitting to the SEC a Form ID, any amendments thereto, and such other documents necessary or appropriate to obtain credentials (including codes or passwords) enabling the undersigned to make filings and submissions via EDGAR, and legally binding the undersigned for purposes of the Form ID or such other documents and (ii) enrolling the undersigned in EDGAR Next or any successor filing system; (3) act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T; (4) cause the Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; (5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including the Company, brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information; (6) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, and any amendments thereto, or other required report and timely submit and file such forms or

2 reports with the SEC and any stock exchange or similar authority or cause them to be submitted and filed by a person appointed under Section 3; and (7) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion. The undersigned hereby acknowledges that: (a) each Attorney-in-Fact is serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; (c) any documents prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as the Attorney-in-Fact, in his or her sole discretion, deems necessary or desirable; (d) neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act and the rules and regulations thereunder, any liability of the undersigned for any failure to comply with such requirements, or any obligation or liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act. The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, delegation or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below. /s/ Brent A. Woodford Brent A. Woodford Date: July 1, 2025